UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 18, 2023

Baxter International Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224)948-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	BAX (NYSE)	New York Stock Exchange
Chicago Stock Exchange
0.4% Global Notes due 2024	BAX 24	New York Stock Exchange
1.3% Global Notes due 2025	BAX 25	New York Stock Exchange
1.3% Global Notes due 2029	BAX 29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment and Compensation of Stephen Rusckowski as Director.
On August 21, 2023, Baxter International Inc. (the “Company”) appointed Stephen (Steve) H. Rusckowski to its Board of Directors (the “Board”). Mr. Rusckowski has also been appointed to serve as a member of the Quality, Compliance and Technology Committee and the Compensation and Human Capital Committee. Upon his appointment to the Board, the number of directors constituting the Board increased to 12 directors.
Mr. Rusckowski is the former Chief Executive Officer and President of Quest Diagnostics, Inc. (“Quest”), a position he held from 2012 until 2022. He also served as Chairman of the Board for Quest from January 2017 through March 2023. Prior to this, Mr. Rusckowski worked at Koninklijke Philips N.V. (“Philips”), serving as the Chief Executive Officer of Philips Healthcare and a member of the Board of Management of Royal Philips Electronics and its executive committee from 2006 to 2012. Mr. Rusckowski is a member of the supervisory board of QIAGEN N.V. and the board of directors of Tenet Healthcare Corporation. He previously served as a member of the boards of directors of Xerox Corp., Covidien plc and MedQuist, Inc.
Mr. Rusckowski will be compensated for his service as a director pursuant to the Company’s Non-Employee Director Compensation Plan filed as Exhibit 10.27 to the Company’s Annual Report on Form 10-K filed on February 9, 2023 (the “2022 Form 10-K”), and will be eligible to participate in the Company’s Directors’ Deferred Compensation Plan filed as Exhibit 10.19 to the Company’s 2022 Form 10-K. In connection with joining the Board, Mr. Rusckowski will be granted equity awards as compensation for a portion of his 2023 service (representing the period between August 21, 2023 and the Company’s 2024 annual meeting of stockholders) in an amount consistent with the awards granted annually to non-employee directors, prorated for the full calendar months to be served during such period in accordance with the terms of the Company’s Non-Employee Director Compensation Plan. A description of the Company’s non-employee director compensation arrangements can be found in the section titled “Proposal 1. Election of Directors—Director Compensation” in the Company’s definitive proxy statement for its 2023 annual meeting of stockholders filed on March 23, 2023 and is incorporated herein by reference.
There are no arrangements or understandings between Mr. Rusckowski and any other persons pursuant to which he was selected as a director, and there are no transactions involving Mr. Rusckowski that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.
A copy of the press release issued by the Company on August 21, 2023 announcing the appointment of Mr. Rusckowski is attached hereto as Exhibit 99.1.
Resignation of Michael Mahoney as a Director
On August 18, 2023, Michael Mahoney notified the Company of his resignation from the Board of Directors of the Company and the Compensation and Human Capital Committee thereof, effective September 13, 2023. Mr. Mahoney has indicated that his departure from the Board of Directors of the Company is not the result of any disagreement with management, including with respect to the Company’s operations, policies or practices. Upon the effectiveness of Mr. Mahoney’s resignation on September 13, 2023, the number of directors constituting the Board shall decrease to 11 directors.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Baxter International Inc., dated August 21, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 21, 2023

BAXTER INTERNATIONAL INC.

By:	/s/ Ellen K. Bradford
Name:	Ellen K. Bradford
Title:	Senior Vice President and Corporate Secretary